EMPLOYMENT AGREEMENT

THIS AGREEMENT is entered into as of the 1st day of January, 1998 (the "Commencement Date") by and among Integrated Marketing Professionals, Inc., a Nevada Corporation (hereinafter the "Company"), and William Forhan an individual residing in Florida ("Employee");

                             RECITAL

WHEREAS, the Company desires to retain the services of Employee and Employee is willing to continue employment by Company, on the terms and subject to the conditions set forth in this Agreement.

                            AGREEMENT

NOW, THEREFORE, the parties as follows:

Section 1. As used in this Agreement, the following terms shall have the meanings set forth below:

"Affiliate" shall mean a corporation which, directly or indirectly, controls, is controlled by or is under common control with the Company, or which is a successor in interest to the Company, and for purposes hereof, "control" shall mean the ownership of 20% or more of the voting shares of the corporation in question.

"Basic Salary" shall have the meaning assigned to it in Section 5 of this Agreement.

"The Business" shall mean the business conducted by the Company in the past and on the date of execution of this Agreement, including business Activities under investigation or in developmental stages, all other business activities which flow therefrom by a reasonable expansion of the present activities of the Company, all business activities which may be developed by the Company during the Term, and all business activities now conducted by the Company or any Affiliate thereof or which may be developed by the Company or such Affiliates, during the term of this Agreement, as reasonable expansions of their present activities.

"Commencement  Date"  shall  be  the  effective  date   of   this
Agreement, as stated on page 1.

"Confidential Information" shall include, without limitation, trade "know-how," trade secrets, subscriber, advertiser and customer lists, pricing policies, operational methods, methods of doing business, technical processes, formulae, designs and design projects, inventions, research projects, and other business affairs of the Company or its Subsidiaries and Affiliates, which
(i) were, in the case of the Company, or is or are designed to be used in or are or may be useful in connection with the business of the Company or any Subsidiary or Affiliate thereof, or which, in the case of any of these entities, results from any of the research or development activities of any such entity, which (ii) is private or confidential in that it is not generally known or available to the public, except as the result of unauthorized disclosure by or information supplied by Employee or (iii) which gives the Company or any Subsidiary or Affiliate of the Company an opportunity or the possibility of obtaining an advantage over competitors who may not know or use such information or who are not lawfully permitted to use the same.

"Employment Year" shall mean each twelve-month period, or part thereof, during which Employee is employed hereunder, commencing on the Commencement Date or on January I of any subsequent calendar year, the first such subsequent Employment Year being the twelve-month period which will begin on January 1, 1998.

"Fiscal Quarter" shall mean each four-month period, or part thereof, during which Employee is employed hereunder, commencing on the Commencement Date or on January I of any subsequent calendar year, the first such subsequent Fiscal Quarter being the four-month period which will begin on January 1, 1998.

"Incentive  Bonus"  shall  have the meaning  assigned  to  it  in
Section 6.

"Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

"Restricted Period" shall mean the term of employment of Employee under this Agreement or any extension thereof and the twelve-month month period thereafter, or such shorter period as may be provided pursuant to any sections of this Agreement; provided, however, that the Restricted Period shall terminate immediately upon the occurrence of any termination of the employment of Employee by the Company other than pursuant to this Agreement or as authorized by law.

"Subsidiary" shall mean a corporation, 50% or more of the outstanding voting shares of which is owned or controlled directly or indirectly by the Company.

"Term" shall mean the term of employment of Employee under this Agreement.

"Termination  Date"  shall have the meaning  assigned  to  it  in
Section 8.

"Termination Payment" shall have the meaning assigned  to  it  in
Section 8.

Wherever from the context it appears appropriate, each word or phrase stated in either the singular or the plural shall include the singular and the plural and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

     Section 2. Employment and Duties of Employee.

2.1.  Employment;  Title,  Duties.  The  Company  hereby  employs
Employee, and Employee

hereby accepts appointment as, and his election as, President and Chief Executive Officer of the Company. The principal duty of Employee shall be to serve in such capacities. In such capacities, Employee shall render such services as are necessary and desirable to protect and advance the best interests of the Company, acting, in all instances, under the supervision of and in accordance with the policies set by the Board of Directors.

2.2. Place of Employment. The principal place of employment of Employee shall be 888 E. Las Olas Blvd., Suite 700, Fort Lauderdale, Florida, 33301, or such other location as is consented to by Employee and the Company. It is however distinctly understood and agreed that Employee may be required in connection with the performance of his duties, to work from time to time at other locations designated by the Board of Directors or as required in connection with the Business of the Company. When required to travel to and/or spend time at such other locations, Employee's reasonable traveling and temporary living expenses shall be reimbursed to him by the Company, upon his submittal of detailed written vouchers, supported by appropriate documentation and subject to the general reimbursement policies of the Company with respect to executive officers. Employee may not be assigned duties that would require Employee to change his principal residence to a location outside the state of Florida.

2.3. Performance of Duties. Employee shall devote his full working time and efforts to the performance of his duties as an executive of the Company and to the performance of such other duties as are assigned him from time to time by the Board of Directors of the Company. Employee shall not engage in or become employed, directly or indirectly, in the commercial or professional business of any other Person, without the prior written consent of the Board of Directors of the Company, nor shall he act as a consultant to or provide any services to, whether on a remunerative basis or otherwise, the commercial or professional business of any other Person, without such written consent, which, in both instances, may be given or withheld by the Board of Directors in its absolute discretion. Attention to Employee's personal investments shall not be deemed to violate this Subsection to the extent such attention does not constitute the conduct of a separate business.

2.4. Services to the Company and/or its Affiliates. During the term of this Agreement, it is understood that Employee may be requested from time to time to provide assistance or consultative or other services to, or to act temporarily as an Executive of an Affiliate or Subsidiary of the Company. Employee shall perform such services and, if elected as an officer or director of any such other company, shall hold such office (and discharge its duties) without additional compensation other than the compensation set forth in this Agreement. During the term of this Agreement, Employee shall also accept election or appointment, and serve, during all or any part of the Term, as an officer and director of any Subsidiary of the Company, and perform the duties appropriate thereto, without additional compensation other than as set forth in this Agreement.

     Section 3. Term of Employment

The employment of Employee pursuant to this Agreement shall commence as of the Commencement Date and end on the earlier to occur of (i) January 1, 2008, or (ii) the first date on which such employment is terminated in accordance with Section 10 hereof (the "Termination Date").

Section 4. Compensation and Benefits.

The Company shall pay Employee as compensation for all of the services to be rendered by him hereunder during the Term, and in consideration of the various restrictions imposed upon Employee during the Term and the Restricted Period, and otherwise under this Agreement, the Basic Salary and other benefits as provided for and determined to Sections 5 to 10, inclusive, of this Agreement.

Section 5. Basic Salary.

The Company shall pay Employee, as compensation for all of the services to be rendered hereunder by him during the Term a salary of one hundred ninety-nine thousand dollars ($199,000) per year (the "Basic Salary"), payable in accordance with the regular payroll practices of the Company for executives, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations and less such other deductions or amounts, if any, as are authorized by Employee. Such Basic Salary may be increased but not decreased, from time to time in the sole discretion of the Board of Directors.

Section 6. Incentive Bonus.

6.1. Obligation to Pay Incentive Bonus. Employee shall be eligible to receive as additional compensation, 30 days after the day the Board of Directors approves interim financial statements for the last-ended Fiscal Quarter, a payment equal to five percent (5%) of the Company's pre-tax net income for the last-ended Fiscal Quarter for each Fiscal Quarter during the term be after December 31, 1996 (the "Incentive Bonus"). It is the intention of the parties that Employee's right to receive Incentive Bonus payments shall be offset by an equal percentage of pre-tax net losses, if any, realized from time to time. In the event of a pre-tax net loss for a Fiscal Quarter, there shall be set up an offset amount equal to five percent (5%) of such net loss, which amount shall be deducted from, or offset against the entirety of, the next Incentive Bonus payment to which Employee becomes eligible. Likewise, if there are consecutive loss Fiscal Quarters, the offset amounts shall accumulate and Employee shall not be entitled to receive a further Incentive Bonus payment until the entire accumulated loss amounts have been offset against amounts earned in subsequent profitable Fiscal Quarters. It is also the intention of the parties that Employee shall receive the benefit of, or suffer the detriment resulting from, any adjustment to the pre-tax net profit or loss as reported in the final audited financial statements for each Fiscal Quarter subject to the provisions of this Section 6. Any additions to, or subtraction from, any Incentive Bonus payment made on the basis of interim financial statements shall be taken into account and used to adjust, as appropriate, the next Incentive Bonus payment which Employee shall become entitled to receive. Notwithstanding any such adjustment or subsequent net loss Fiscal Quarter, in no event shall Employee be obligated to return to the Company any amount which he shall have received in good faith pursuant to the terms of this Subsection 6. 1, it being expressly understood and agreed that all such amounts may only be used to offset future Incentive Bonus payment obligations arising hereunder.

6.2. Partial Quarter Adjustment Provisions.

If, at any time during the Term, Employee is employed hereunder for less than a full Fiscal Quarter as a result of the termination of this Agreement (except in the case of termination pursuant to Subsections 9.3 or 9.6 hereof), then the Incentive Bonus in respect of such Fiscal Quarter shall be prorated by determining the Incentive Bonus which would have been payable if Employee had been employed for the entire Fiscal Quarter, and multiplying the resultant Incentive Bonus by the Fiscal Quarter Fraction. The Fiscal Quarter Fraction shall mean the number of days in any period of less than a full Fiscal Quarter during which Employee is employed hereunder divided by 91.

6.3. No Assignment. Employee shall have no right to assign or give any third parties any rights in and to the Incentive Bonus, except that his rights thereto, in the event of his death, shall be transferred to the personal representatives of his estate.

6.4. Limitation on Payments. Employee's right to receive an Incentive Bonus shall be determined on a quarterly basis and shall not be subject to cumulation, nor to diminution by reason of an excess or underage of gross business receipts in any other Fiscal Quarter.

Section 7.     Additional Benefits and Reimbursement for Expenses

7.1.   Additional  Benefits.   The  Company  shall  provide   the
following additional benefits to Employee during the Tern:

(i) Payment of premiums on a term life insurance policy to be maintained by the Company on Employee's life, to pay benefits in the aggregate amount of $1 million to a beneficiary or beneficiaries designated by Employee. It is understood that the Company shall report the amount of premiums paid on such policy to the Internal Revenue Service in accordance with the Internal Revenue Code and the Regulations issued thereunder as income payable to Employee;

(ii)   Participation   on   an   equitable   basis   in   medical
hospitalization or accident/disability insurance plans and health programs; and

(iii) Four (4) weeks vacation with pay in each Employment Year comparable to that afforded other executives of the Company and its subsidiaries. Provided however, Employee shall not be entitled to take more than ten (10) consecutive business days as vacation days without prior approval of the Company's Board of Directors upon Employee's request made not less than three (3) weeks prior to the intended vacation days, which approval shall not be unreasonably withheld. There will be no carryover of unused vacation time or pay from year to year. Employee shall also be entitled to all holiday privileges regularly observed by the Company during the Tern.

(iv) Company car shall be provided for Employee, monthly cost not to exceed $ 1,000.

In  addition,  the Company, in its sole discretion,  may  include
Employee  in  any  benefit  plans  which  it  now  maintains   or
establishes in the future for executives.

7.2. Reimbursement for Expenses. The Company shall pay or reimburse Employee for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of such bills, expense statements, vouchers or such other supporting information as the Company may reasonably require. The Board of Directors may from time to time require prior approval for individual expense items in excess of pre-established aggregate amounts for a fixed period or in excess of pre-established amounts for any type of expenditure during any fixed period.

Section 8. Termination of Employment.

8.1 Death. If Employee dies during the Term, within sixty (60) days of his death, the Company shall pay his designated beneficiary an amount equal to one year's salary, in equal payments over the next twelve months. If Employee dies during the Term, his rights to receive his Incentive Bonus hereunder for any Fiscal Quarter which has ended shall remain vested in his estate, but his right to receive his Incentive Bonus for the Fiscal Quarter in which he has died shall be prorated to the date of his death. If Employee dies during the Term, neither Employee nor his estate shall have any further right to receive an Incentive Bonus except as stated hereinabove.

8.2. Disability.

8.2.1. If during the Term, Employee becomes physically or mentally disabled, whether totally or partially, so that he is unable to perform substantially all his services hereunder for
(i) a period of six (6) consecutive months, or (H) for shorter periods aggregating six (6) months during any twelve (12) month period, the Company may, at any time after the last day of the sixth consecutive month of disability, or after the day on which the shorter periods of disability shall have equaled an aggregate of six (6) months, reduce compensation due Employee from that day forward by twenty-five percent (25%). Employee's full compensation shall be reinstated upon the Board of Directors' determination that Employee has become able again to perform all his services hereunder. If, during the Term, Employee's disability continues such that Employee is unable to perform substantially all his services hereunder for (i) a period of nine
(9) consecutive months, or (ii) for shorter periods aggregating nine (9) months during any twelve (12) month period, the Company may, at any time after the last day of the ninth consecutive such month, or after the last day on which the shorter periods of disability shall have equaled an aggregate of nine (9) months, terminate Employee's employment by written notice to him. The date on which Company sends written notice of termination under this Subsection 8.2 shall be the Termination Date hereunder. In case of any dispute as to whether or not Employee is disabled within the meaning of this Subsection 8.2, the determination of disability is to be made by a licensed physician selected by the Board of Directors of the Company and acceptable to Employee, in his reasonable judgment, which physicians decision shall be final and binding on the parses hereto. In the event Employee's employment is terminated pursuant to this Subsection 8.2, the Company shall pay him an amount equal to all compensation remaining unpaid at the time of the Termination Date plus any compensation that would accrue to Employee through the end of the month of the Termination Date. If Employee's employment is terminated under this Subsection 8.2, his right to receive his Incentive Bonus hereunder for any Fiscal Quarter which has ended shall remain vested, but his right to receive his Incentive Bonus for the Fiscal Quarter in which he is terminated shall be prorated to the Termination Date, as provided in Subsection 6.2, and Employee shall have no right to receive further Incentive Bonus payments thereafter.

8.2.2.     The  Company  shall maintain  a  disability  insurance
policy  for  the  benefit of Employee in the amount  of  $150,000 annually.

8.3. Termination for Cause. If Employee is convicted of or indicted for an offense involving (i) fraud, (ii) embezzlement, or (iii) any other crime involving moral turpitude, or if Employee commits (iv) gross or willful neglect of duty, (v) a breach of any of the material provisions of this Employment Agreement, on his part to be performed (including breach of the representations and warranties of Section 9), (vi) such conduct as results or as is likely to result in substantial damage to the reputation of the Company, or any of its Subsidiaries or Affiliates, or (vii) if Employee declines to follow any significant instruction adopted by the Board of Directors of the Company and communicated to Employee, and if Employee adheres to persistent refusal or neglect to follow such instructions or policy, the Company may at any time thereafter terminate Employee's employment hereunder by written notice to him effective immediately and the date of the notice shah be the Termination Date hereunder. Any such termination shall be deemed to be termination for cause, for purposes of this Agreement. If Employee's employment is terminated for cause hereunder, then Employee shall be entitled to receive only the following payments: any portion of his Basic Salary accrued to the date of such termination and not theretofore paid to him- and any Incentive Bonus to which he is entitled for any completed Fiscal Quarter under this contract which has not theretofore been paid to him; plus reimbursement for any expenses properly incurred by Employee, and supported by appropriate vouchers, which expenses have been incurred prior to the date of such termination and which have not theretofore been reimbursed. Except as set forth in the immediately preceding sentence, all of Employee's rights to compensation hereunder shall be terminated, in the event of termination for cause, as of the Termination Date.

8.4. Constructive Termination of Employee. In the event the Company removes Employee from the position of President and Chief Executive Officer, or if Employee is removed as a Director of the Company without his consent (or fails to be re-elected at any meeting of the Board of Directors of the Company held for the purpose of electing or re-electing Directors of the Company) or substantially changes his duties or his reporting responsibility to the Board of Directors under Section 2. 1, the employment of Employee, at his option, exercisable by written notice given to the Company at any time within sixty (60) days following such event (or failure to re-elect) (time of notice being deemed to be of the essence), shall be deemed to have been constructively terminated by the Company hereunder, as of the date of Employee's notice, provided, however, that such constructive notice shall not be deemed a breach by the Company of its obligations under this Agreement and further provided, however, that termination for cause pursuant to Subsection 8.3 shall make the provisions of this Subsection 8.4 inapplicable. The date of such written notice shall be deemed the Termination Date hereunder.

If Employee's employment is terminated under this Subsection 8.4, and the Termination Date is within four years of the Commencement Date, Employee shall receive, within thirty (30) days of such written notice to the Company, a Termination Payment, which shall be determined according to the following schedule: (i) if the Termination Date hereunder is within one year of the Commencement Date, the Termination Payment shall be two million dollars ($2,000,000); (ii) if the Termination Date is within two years of the Commencement Date, the Termination Payment shall be one million eight hundred thousand dollars ($1,800,000); (ii) if the Termination Date is within three years of the Commencement Date, the Termination Payment shall be one million six hundred thousand dollars ($1,600,000); (iv) if the Termination Date is within four years of the Commencement Date, the Termination Payment shall be one million four hundred thousand dollars ($1,400,000); and so forth. Additionally, Employee shall continue to receive the additional benefits provided in Subsection 7.1 for a period of two (2) years from the Termination Date.

If Employee's employment is terminated under this Subsection 8.4, and the Termination Date is later than four years after the Commencement Date, Employee shall receive an amount equal to his aggregate Base Salary for two (2) years following the date of such Constructive Termination, or an amount equal to his aggregate Base Salary through the end of the Term whichever is the lesser amount, and Employee shall continue to receive the additional benefits provided in Subsection 7.1 during the period he is entitled to receive Base Salary pursuant to the provisions of this Subsection 8.4.

In the event of the Constructive Termination of Employee's Employment pursuant to this Section 8.4, Employee's right to receive an Incentive Bonus for each Fiscal Quarter completed during the period of such continued Base Salary payments shall remain in effect, and Employee's right to remove an Incentive Bonus on account of the year in which his employment terminated by virtue of Constructive Termination shall be prorated to the date of such termination.

8.5. Other Termination of Employment by the Company. In the event the Company terminates the employment of Employee hereunder other than pursuant to any of the prior provisions hereof without Employee's consent, Employee shall be deemed to have been constructively terminated by the Company, and such termination shall be subject to the provisions of Subsection 8.4.

8.6. Other Termination of Employment by Employee If Employee quits his employment (other than as authorized under Subsection
8.4 hereof), he shall be deemed to have been terminated by the Company for cause and shall be subject to the provisions of Subsection 8.3 hereof.

Section 9.     Representations and Warranties by Employee.

Employee hereby represents and warrants, the same being part of the essence of this Agreement, that, as of the Commencement Date, he is not a party to any agreement, contract or understanding, and no other facts or circumstances exist, which would in any way restrict or prohibit him from undertaking or performing any of his obligations under this Agreement. The foregoing representation and warranty shall remain in effect throughout the Term.

Section   10.      Confidential   Information   and   Proprietary
Interests.

10.1. Acknowledgment of Confidentility. Employee understands and acknowledges that he may obtain Confidential Information in the perfomance of his services. Employee further acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and that, in connection with such services, he will have access to Confidential Information vital to the Company's, its Subsidiaries' and Affiliates' business and perhaps vital to the business of the Company. Accordingly, Employee agrees that he shall not, either during the Term or at any time thereafter, (i) use or disclose any such Confidential Information outside the Company, and its Subsidiaries and Affiliates- (ii) publish any works, speeches or articles with respect thereto; or (iii), except as required in the proper performance of his services hereunder, remove or aid in the removal from the premises of the Company, or its Subsidiaries or Affiliates, of any Confidential Information or any property or material relating thereto.

The foregoing confidentiality provisions shall cease to be applicable to any Confidential Information which becomes generally available to the public (except by reason of or in consequence of a breach by Employee of his obligations under this
Section 10).

In the event Employee is required by law or a court order to disclose any such Confidential Information, he shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or of any law which in his opinion requires such disclosure and, if the Company so elects, permit the Company an adequate opportunity, at its own expense, to contest such law or court order.

10.2. Delivery of Material. Employee shall promptly, and without charge, deliver to the Company on the termination of his employment hereunder, or at any other time the Company may so request, all memoranda, notes, records, reports, manuals, computer disks, videotapes, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company, and its Subsidiaries and Affiliates, and all property associated therewith, which he may then possess or have under his control.

10.3. Customer Lists. Employee acknowledges that (i) all fists of suppliers, advertisers, customers and vendors of the Company or of its Subsidiaries or Affiliates developed during the course of Employee's employment and/or by the Company are and shall be the sole and exclusive property of the Company, its Subsidiaries or Affiliates, as the case may be, and Employee further acknowledges and agrees that he neither has nor shall have any personal right, title or interest therein; (ii) that such lists are and must continue to be confidential- and (iii) that such lists are not readily accessible to competitors of the Company or its Subsidiaries or Affiliates.

10.4. Ideas, Programs, Etc. If during the Term, Employee invents or develops any ideas, programs, formats, software systems or the likes, source codes, proprietary codes or the like, relating to or useful in connection with the Business of the Company, the same are and shall remain the property of the Company, and he will promptly deliver all copies of the same to the Company, assign his interest therein to the Company and execute such documents as the Company's counsel may request to convey title thereto to the Company including, but not limited to patent applications, copyright applications, trademark Applications and the like. Employee shall not be entitled to any compensation, other than as provided in this Agreement, for carrying out his obligations to the Company under Subsection 10.4 or any other Subsection of this Section 10.

Section 11.  Non-Competition Provisions.

Employee agrees that he will not, during the Restricted Period, compete directly or indirectly with the business of the Company. The phrase "compete directly or indirectly with the business of the Company" shall be deemed to include, without limitingting the generality thereof (1) engaging or having a material interest, directly or indirectly, as owner, employee, officer, director, partner, sales representative, stockholder, capital investor, lessor, renderer of consultation services or advise, either alone or in association with another or others, in the opmfion of any aspect of any type of business or enterprise competitive with the business or operation of the Company, (2) soliciting any of the employees of the Company to leave the employ of the Company, or so soliciting any employee of any Subsidiary or Affiliate of the Company; (3) soliciting any of the employees of the Company to become employees of any other Person, or so soliciting any employee of any Subsidiary or Affiliate of the Company; or (4)
soliciting any customer or supplier of the Company or any Affiliate or Subsidiary of either of them with respect to their business. Similarly, Employee shall not raid, entice or induce any Person who on the Termination Date is, or within one (1) year immediately preceding the Termination Date was, a customer or supplier of the Company, or any of its Subsidiaries or Affiliates, to become a customer of any other Person for products or services the same as, or similar to, those products and services as from time to time shall be provided by the Company, or any of its Subsidiaries and Affiliates, and Employee shall not approach any Person for such purpose- nor shall Employee raid, entice or induce any Person who on the Termination Date is, or within one year immediately preceding the Termination Date was, an employee of the Company or any of its Subsidiaries or Affiliates, to become employed by any other Person, similarly, Employee shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other Person or assist any such other Person in taking any such action.

The phrase "compete directly or indirectly with the business of the Company" shall not be deemed to include an ownership interest as an inactive investor, which, for purposes of this Agreement, shall mean only the beneficial ownership of less than five (5%) percent of the outstanding shares of any series or class of securities of any competitor of the Company, which securities of such series or class are publicly traded in the securities market.

     Section 12.  Disputes and Remedies.

12.1.  Waiver  of  Jury Trial.  EMPLOYEE AND THE  COMPANY  HEREBY
WAIVE  THE  RIGHT TO A BY JURY IN THE EVENT OF ANY DISPUTE  WHICH
ARISES UNDER THIS AGREEMENT.

12.2. Injunctive Relief If Employee commits a breach, or threatens to commit a breach, of any of the provisions of Section 2 or of Sections 10 or I 1, the Company shall have the following rights and remedies (each of which shall be independent of the other, and shall be severally enforceable, and all of which shall be in addition to, and not in lieu of any other rights and remedies available to the Company):

(i) the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged by Employee that any such breach or threatened breach will or may cause irreparable injury to the Company and that money damages will or may not provide an adequate remedy to the Company; and

(ii) the right and remedy to require Employee to account for and pay over to the Company all compensation profits, monies, increments, things of value or other benefits, delivered or received by Employee as the result of any acts or transactions constituting a breach of any of the provisions of Section 2 or of Sections 10 or 11 of this Agreement, and Employee hereby agrees to account for and pay over all such compensation, profits, monies, increments, things of value or other benefits to the Company.

Employee specifically agrees not to object to any application made by the Company to any court having equity jurisdiction, seeking an injunction restraining him from committing, threatening or continuing any violation of Section 2 or Sections 10 or 11 of this Agreement.

12.3.     Partial Enforceability.  If any provision contained  in
Section 2 or in Section 10 or 11, or any part thereof is construed to be invalid or unenforceable, the same shall not affect the remainder of Employee's agreements, covenants and undertakings, or the other restrictions which he has accepted, in
Section 2 or in Sections 10 or 11, and the remaining such agreements, covenants, undertakings and restrictions shall be given the fullest possible effect, without regard to the invalid parts.

12.4 Adjustment of Restrictions. Despite the prior provisions of this Section 12, if any covenant or agreement contained in Sections 2, 10 or 11, or any part thereof is held by any court of competent jurisdiction to be unenforceable because of the duration of such provision or the geographic area covered thereby, the court making such determination shall have the power to reduce the duration or geographic area of such provision and, in its reduced form such provision shall be enforceable.

12.5. Attorneys Fees and Expenses In the event that any action, suit or other proceeding at law or in equity is brought to enforce the provisions of this Agreement, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of the Company, then all reasonable expenses, including, but not limited to, reasonable attorneys' fees and disbursements (including those incurred on appeal) of the Company in such action, suit or other proceeding shall (on demand of the Company) forthwith be paid by Employee. If such action results in a judgment in favor of Employee, then all reasonable expenses, including but not limited to, reasonable attorney's fees and disbursements (including those incurred on appeal) of Employee in such action, suit or other proceeding shall (on demand of Employee) forthwith be paid by the Company.

12.6. Limited Enforceability . In the event that Employee elects to terminate this Agreement pursuant to Subsection 8.4, or the Company terminates the employment of Employee hereunder other than pursuant to any of the provisions of this Agreement, Employee shall be released as of the Termination Date from any and all further restrictions pursuant to Section 2 and Section 11.

Section 13.  Survival.

The provisions of Sections 10, 11, 12 and this Section 13 shall survive termination of this Agreement and remain enforceable according to their terms.

Section 14.  Severability.

The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions hereof

Section 15.  Notices.

All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if made in writing and delivered personally or mailed by postage prepaid certified or registered mail, return receipt request, accompanied by a second copy sent by ordinary mail, which notices shall be addressed as follows:

If to the Company:

Casino Airlink, Inc.
888 East Las Olas Blvd., Suite 700
Fort Lauderdale, FL 33301

with a copy to:

Niesar & Diamond LLP

90 New Montgomery Street, 9th Floor
San Francisco, CA 94105

If to Employee:

William Forhan
888 East Las Olas Blvd., Suite 700
Fort Lauderdale, FL 33301

By notifying the other parties in writing, given as aforesaid, any party may from time to time change its address or the name of any person to whose attention notice is to be given, or may add another person, to whose attention notice is to be given, in connection with notice to any party.

Section 16. Assignment and Successors.

Neither this Agreement nor any of his rights or duties hereunder may be assigned or delegated by Employee. This Agreement is not assignable by the Company except to any successor in interest which takes over all or substantially all of the business of the Company, as it is conducted at the time of such assignment. Any corporation into or with which the Company is merged or consolidated or which takes over all or substantially all of the business of Company shall be deemed to be a successor of the Company for purposes hereof This Agreement shall be binding upon and, except as aforesaid, shall inure to the benefit of the parties and their respective successors and ed assigns.

Section 17.  Entire Agreement and Waiver.

17.1. Integration. This Agreement contains the entire agreement of the parties hereto on its subject matter and supersedes all previous agreements between the parties hereto, written or oral, express or implied, covering the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, not embodied herein shall be of any force or effect. Provided, however, that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Employee of a kind elsewhere provided and not expressly provided in this Agreement, including, without limitation, any grant of Incentive Stock Options to Employee.

17.2. No Waiver. No waiver or modification of any of the provisions of this Agreement shall be valid unless in writing and signed by or on behalf of the party granting such waiver or modification. No waiver by any party of any breach or default hereunder shall be deemed a waiver of any repetition of such breach or default or shall be deemed a waiver of any other breach or default, nor shall it in any way affect any of the other terms or conditions of this Agreement or the enforceability thereof No failure of the Company to exercise any power given it hereunder or to insist upon strict compliance by Employee with any obligation hereunder, and no custom or practice at variance with the terms hereof shall constitute a waiver of the right of the Company to demand strict compliance with the terms hereof

Employee shall not have the right to sign any waiver or modification of any provisions of this Agreement on behalf of the Company, nor shall any action taken by Employee, as the Vice President of Marketing of the Company, or otherwise, reduce Ins obligations under this Agreement.

This Agreement may not be supplemented or rescinded except by instrument in writing signed by all of the parties hereto after the Commencement Date. Neither this Agreement nor any of the rights of any of the parties hereunder may be terminated except as provided herein.

Section 18.  Governing Law.

This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto enforced, in accordance with the laws of the State of Florida.

Section 19.  Headings.

The Section and Subsection headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above, which shall be deemed to be the Commencement Date.

     "The Company"
     INTEGRATED MARKETING PROFESSIONALS, INC.


     By:  /s/ William Forhan
     William Forhan, President and CEO

"Employee"


/s/ William Forhan
William Forhan